Exhibit 99.2

Hilltop Holdings Inc. Q3 2013 Earnings Presentation Investor Presentation | November 12, 2013

Preface 2 200 Crescent Court Suite 1330 Dallas, TX 75201 Phone: (214) 855-2177 Fax: (817) 887-1687 www.hilltop-holdings.com Anyone desiring additional information may contact: Isabell Novakov Phone: (214) 252-4029 Email: inovakov@plainscapital.com FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, the Company does not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements about acquisitions, future financial and operating results, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “probable,” “projects,” “seeks,” “should,” “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) changes in the default rate of our loans and risks associated with concentration in real estate related loans; (ii) changes in general economic, market and business conditions in areas or markets where we compete; (iii) changes in the interest rate environment; (iv) cost and availability of capital; (v) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (vi) our participation in governmental programs, including the Small Business Lending Fund; (vii) severe catastrophic events in our geographic area; (viii) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; (ix) changes in key management; (x) approval of new, or changes in, accounting policies and practices; (xi) our ability to estimate loan losses; (xii) our ability to use net operating loss carry forwards to reduce future tax payments; (xiii) competition in our banking, mortgage origination, financial advisory and insurance segments from other banks and financial institutions, as well as insurance companies, mortgage bankers, investment banking and financial advisory firms, asset-based non-bank lenders and government agencies; (xiv) risks associated with merger and acquisition integration; (xv) our ability to obtain reimbursements for losses on acquired loans under loss-share agreements with the Federal Deposit Insurance Corporation; and (xvi) our ability to use excess cash in an effective manner, including the execution of successful acquisitions. For further discussion of such factors, see the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Corporate Headquarters Additional Information

3 Hilltop Holdings – Q3 2013 Highlights GAAP net income to common stockholders for Hilltop Holdings (“Hilltop”) was $31.8 million or $0.36 diluted earnings per share Return on average equity improved to 10.92%, up from 7.29% in Q2 2013 Return on average assets improved to 1.73%, up from 1.24% in Q2 2013 PlainsCapital Corp. subsidiaries reported pre-tax income of $45.7 million, while National Lloyds Corporation had pre-tax income of $4.3 million for the quarter On Sep. 13, Hilltop acquired First National Bank (“FNB”) of Edinburg, TX in an FDIC-assisted transaction that added approximately $2.2 billion of assets (“FNB Transaction”) Total assets increased to $9.1 billion at September 30, 2013, compared to $7.4 billion at June 30, 2013 Total stockholders’ equity increased by $34.6 million from June 30, 2013 to $1.2 billion at September 30, 2013 Hilltop remains well-capitalized with a 13.96% Tier 1 Leverage Ratio and a 17.14% Total Capital Ratio Senior Exchangeable Notes were called in October 2013 The purchase date valuations for the FNB Transaction are considered preliminary due to the short time period between September 13 and September 30, 2013

4 Hilltop Holdings – Linked Quarter Summary Financial Highlights 2013Q3 2013Q2 Change % Change EPS - Diluted ($) 0.36 0.24 0.12 50.0% Book Value Per Share ($) 13.00 12.59 0.41 3.3% NIM 4.45% 4.33% 12 bps 2.8% Assets ($000) 9,093,592 7,402,803 1,690,789 22.8% Loans, Gross ($000) 4,406,814 3,253,001 1,153,813 35.5% Deposits ($000) 6,936,162 4,496,469 2,439,693 54.3% Hilltop Stockholders’ Equity ($000) 1,205,475 1,170,895 34,580 3.0% NPLs/ Total Loans 1 0.50% 0.50% 0 bps 0.0% NPAs/Total Assets1 0.34% 0.43% (9) bps (20.9%) Tier 1 Leverage 13.96% 13.66% 30 bps 2.2% Total Risk Based Capital Ratio 17.14% 18.90% (176) Bps (9.3%) Note: (1) NPLs, NPAs and Total Loans exclude covered loans and REO

First National Bank – Transaction Update 5 Acquired $1.7 billion of loans & REO, of which 97% are covered by FDIC loss share agreements Loss share agreements with 3 tranches: Tranche 1 max of $240.4 million; FDIC covers 80% of losses Tranche 2 max of $365.7 million; FDIC covers 0% of losses Tranche 3 for losses greater than $365.7 million; FDIC covers 80% of losses Hilltop expects the FDIC to cover approximately 50% of total losses Should losses exceed our expectations, Hilltop would retain 20% of additional losses ($000) Book Value Acquired Cash from FDIC Fair Value Adjustment Fair Value Acquired Assets Securities 289,555 - (3,341) 286,214 Loans 1,488,908 - (337,572) 1,151,336 Premises and Equipment 73,164 - (1,358) 71,806 Covered OREO 190,441 - (69,456) 120,985 FDIC Indemnification Asset - - 189,773 189,773 Purchased Intangibles - - 6,380 6,380 Other Assets 357,404 45,000 - 402,404 Total Identifiable Assets 2,399,472 45,000 (215,574) 2,228,898 Liabilities Deposits 2,203,458 - 8,282 2,211,740 Other Liabilities 13,845 - 42 13,887 Total Liabilities 2,217,303 - 8,324 2,225,627 Transaction Equity/Bargain Purchase Gain 182,169 45,000 (223,898) 3,271 Transaction Summary on 9/13/2013 ($000) Covered Loans 1,438,050 Covered OREO 190,441 Covered Assets 1,628,491 Tranche 1 Up to 240,428 Tranche 2 Up to 365,739 Tranche 3 Greater than 365,739 % FDIC Tranche 1 80% Tranche 2 0% Tranche 3 80% Covered Assets & Loss Share on 9/13/2013 Cost basis of net assets acquired of $182.2 million $45.0 million payment received from FDIC at closing for initial settlement Fair value adjustments: Discount on loans & REO of $407.0 million FDIC receivable for future losses of $189.8 million Purchased intangibles of $6.4 million Resulting in bargain purchase gain of $3.3 million

Hilltop Holdings – Net Interest Income & Margin

- NIM expanded by 12 bps to 4.45%, a result of higher loan and securities yields as well as lower cost of funding
  - Yield on earning assets of 4.93% driven by loan yield of 6.03%
  - Cost of interest bearing liabilities of 0.54% resulted from an increase in deposits and decrease in wholesale funding
- FNB Transaction caused an increase in earning assets and allowed Hilltop to reduce wholesale funding at PlainsCapital Bank, though NIM impact was not material in Q3 2013
- For Q3 2013, the tax equivalent NIM for Hilltop was 0.92% greater due to purchase accounting
  - Accretion of discount on loans of $15.7 million
  - Amortization of premium on acquired securities of $1.2 million
  - Amortization of premium on acquired time deposits of $0.8 million

Annual Yields and Rates (%)	Q1 2013	Q2 2013	Q3 2013
Interest Earning Assets			
Loans, Gross	6.17	5.95	6.03
Investment Securities, Taxable	2.67	2.63	2.97
Investment Securities, Non-Taxable	3.09	3.52	3.93
Fed Feds Sold and Securities to Resell	0.84	0.40	0.38
Interest Earning Deposits	0.18	0.17	0.19
Other	5.11	6.75	5.66
Total Interest Earning Assets	**4.81**	**4.82**	**4.93**
Interest Bearing Liabilities			
Interest Bearing Deposits	0.31	0.31	0.30
Notes Payable and Borrowings	1.85	1.66	2.02
Total Interest Bearing Liabilities	**0.55**	**0.57**	**0.54**
Net Interest Spread	**4.26**	**4.25**	**4.39**
Net Interest Margin	**4.35**	**4.33**	**4.45**

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HILLTOP HOLDINGS

7 Hilltop Holdings – Noninterest Income Noninterest income was $205.8 million, down 14.0% from Q2 2013 Revenue from the mortgage segment declined $37.8 million from Q2 2013 to $127.4 million in Q3 2013, representing 62% of total non-interest income Net premiums earned increased to $40.0 million in Q3 2013, representing 19% of total non-interest income Financial advisory revenue declined to $22.3 million in Q3 2013, representing 11% of total non-interest income $3.3 million preliminary pre-tax bargain purchase gain related to the FNB Transaction in Q3 2013 Fee Mix 2Q13 Total Non-Interest Income: $239.2 million Fee Mix 3Q13 Total Non-Interest Income: $205.8 million Gains on Sale And Other Mortgage Income, 51% Mortgage Origination Fees, 11% Net Insurance Premium Earned, 19% Investment Advisory Fees & Commissions, 11% Bargain Purchase Gain, 2% Other, 6%

8 Hilltop Holdings – Noninterest Expense Noninterest expense was $216.6 million, down 16.8% from Q2 2013 Compensation declined $13.5 million from Q2 2013, or 10.2%, to $119.2 million due to lower variable compensation Loss and LAE declined to $24.6 million in Q3 2013 from $48.2 million in Q2 2013 Amortization of identifiable intangibles from purchase accounting was $2.5 million in Q3 2013 Total Non-Interest Expense: $260.4 million Total Non-Interest Expense: $216.6 million Expense Mix 2Q13 Expense Mix 3Q13 Comp. and Benefits, 55% Loss and LAE, 11% Policy Acquisition and Other Underwriting Expense, 5% Occupancy and Equipment, net, 10% Other, 19%

Hilltop Holdings – Balance Sheet

- Mortgage Loans HFS declined $366 million as origination volume slowed due to an increase in interest rates
- Non-Covered Loans HFI increased 2% from Q2 2013
- As part of the FNB Transaction, Hilltop added $1.1 billion of covered loans, $119.7 million of covered REO and a $190.0 million FDIC indemnification asset
- Substantial increase in low cost deposit funding from the FNB Transaction, with non-interest bearing deposits up 88%
- Reduced short term borrowings by $698.5 million
- Common equity increased $34.6 million due to earnings
- Hilltop's Parent and PlainsCapital Corporation made a combined $60 million capital contribution ($35 million from Hilltop) to PlainsCapital Bank in Q3 2013 in connection with the FNB Transaction

($000)	Q2 2013	Q3 2013	Change ($)
Assets			
Cash & Federal Funds	629,290	1,016,274	386,984
Investment Securities	1,106,379	1,322,635	216,256
Loans Held for Sale	1,412,960	1,046,801	(366,159)
Non-Covered Loans HFI, Gross	3,253,001	3,310,224	57,223
Allowance	(26,237)	(33,180)	(6,943)
Non-Covered Loans HFI, Net	3,226,764	3,277,044	50,280
Covered Loans	-	1,096,590	1,096,590
Covered REO	-	119,660	119,660
FDIC Indemnification Asset	-	190,041	190,041
Goodwill & Other Intangibles	324,153	327,750	3,597
Other Assets	703,257	696,787	(6,470)
Total Assets	**7,402,803**	**9,093,592**	**1,690,789**
Liabilities and Stockholders Equity			
Non-Int. Bearing Deposits	208,702	392,404	183,702
Int. Bearing Deposits	4,287,767	6,543,758	2,255,991
Total Deposits	4,496,469	6,936,162	2,439,693
Short Term Borrowings	1,003,804	305,297	(698,507)
Notes Payable	139,938	140,111	173
Junior Subordinated Debentures	67,012	67,012	-
Other Liabilities	523,780	438,657	(85,123)
Total Liabilities	**6,231,003**	**7,887,239**	**1,656,236**
SBLF Preferred Stock	114,068	114,068	-
Common Equity	1,056,827	1,091,407	34,580
Total Equity	**1,170,895**	**1,205,475**	**34,580**
Minority Interest	905	878	(27)
Total Liabilities & Equity	**7,402,803**	**9,093,592**	**1,690,789**

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HILLTOP HOLDINGS

10 PlainsCapital Corporation – Q3 2013 Highlights Banking Highlights ($000) Q2 2013 Q3 2013 Pre-Tax Income 36,664 42,251 Net Interest Income 68,685 70,230 NIM (%) 5.20 5.07 Assets 6,195,775 8,143,611 Tier 1 Leverage Ratio (%) 9.74 11.05 Mortgage Origination Highlights ($000) Q2 2013 Q3 2013 Pre-Tax Income 18,234 3,418 Gain on Sale & Origination Fee Income 165,226 127,428 Origination Volume 3,549,670 2,851,627 Origination Volume - % Purchase 67.0 82.2 Financial Advisory Highlights ($000) Q2 2013 Q3 2013 Pre-Tax Income 1,800 70 Noninterest Income 28,863 25,709 Pre-tax income of the banking segment has grown $5.6 million since Q2 2013 to $42.3 million at Q3 2013 Unfunded commitments currently in excess of $1 billion Credit quality remains strong, with non-covered NPAs to total consolidated assets declining to 0.34% in Q3 2013 from 0.43% in Q2 2013 Lower volume and gain on sale margins drove the decline in revenue Compensation expense declined due to lower variable compensation tied to mortgage origination volume Reduced its non-origination employee headcount by approximately 10% during Q3 2013 Rising interest rates and volatility in fixed income markets reduced financial advisory fees and fixed income sales

11 PlainsCapital Bank – Texas Deposit Market Share Source: SNL Financial Deposit data as of June 30, 2013 and pro forma for acquisitions (including Hilltop/FNB) Includes banks & thrifts headquartered in Texas Rank Texas Headquartered Banks & Thrifts Number of Branches Deposits ($mm) Market Share (%) 1 Cullen/Frost Bankers Inc. 130 20,363 3.64 2 Prosperity Bancshares Inc. 270 13,982 2.50 3 Comerica Inc. 138 9,870 1.77 4 Texas Capital Bancshares Inc. 13 7,721 1.38 5 PlainsCapital Bank 84 6,925 1.24 6 International Bancshares Corp. 173 6,767 1.21 7 First Financial Bankshares 65 3,966 0.71 8 Woodforest Financial Group Inc. 208 3,022 0.54 9 Amarillo National Bancorp Inc. 17 2,924 0.52 10 Southside Bancshares Inc. 40 2,502 0.45 11 Broadway Bancshares Inc. 40 2,439 0.44 12 ViewPoint Financial Group Inc 32 2,267 0.41 13 Industry Bancshares Inc. 19 2,088 0.37 14 CBFH Inc. 35 2,056 0.37 15 A.N.B. Holding Co. Ltd. 29 2,022 0.36 Total For Institutions In Texas 6,876 559,153

12 PlainsCapital Bank – Franchise Overview Source: SNL Financial Deposit/branch data as of June 30, 2013 and pro forma for acquisitions (including Hilltop/FNB) With the addition of FNB, PlainsCapital Bank (“PCB”) is now in all major Texas markets With addition of 51 FNB branches, PCB now has 84 branches across Texas Expanded into new markets such as Rio Grande Valley, Houston, Corpus Christi, Laredo and El Paso markets, among others Have improved our presence in existing markets such as Austin, Dallas and San Antonio Have established local leadership in new markets with regional chairs over each new region, and existing markets have come under leadership of current PCB regional chairs Lending, credit, deposit and other significant functions of FNB are now operating within PCB All former FNB branches are currently operating under PCB name and branding Continue to focus on back office and IT integration and conversion Problem assets are being worked out by experienced credit professionals and a separate subsidiary is in the process of being created Branch Map (84 Branches)

13 PlainsCapital Bank – Q3 2013 Highlights Bank’s income before taxes of $42.3 million for Q3 2013 represents $5.6 million increase from Q2 2013 Driven by strong net interest income Total loans HFI increased $1.2 billion from Q2 2013; primarily from FNB Transaction Non-covered loans HFI up $57.2 million Total C&I loans of $1.7 billion or 39% of the portfolio Total real estate loans of $2.2 billion or 49% of the portfolio Bank funds PrimeLending originations through a $1.3 billion warehouse; $0.9 billion was drawn at Sep. 30, 2013 Tier I Leverage Ratio of 11.05% and Total Capital Ratio of 13.36% Segment Summary Results ($000) Q2 2013 Q3 2013 Net Interest Income (Expense) 68,685 70,230 Provision for Loan Losses 11,300 10,661 Non-Interest Income 11,803 17,156 Non-Interest Expense 32,524 34,474 Income Before Taxes 36,664 42,251 Loans HFI Mix 3Q13 Total Loans1: $4.4 billion Deposit Mix 3Q13 Total Deposits1: $6.9 billion ROAA 1.62% 1.81% Note: (1) Loans HFI and deposit mix represent consolidated balances at Hilltop and, therefore, eliminate intercompany loans and deposits C&I, 39% Real Estate, 49% C&D, 11% Consumer, 1% Non Int. Bearing Demand, 6% NOW, 3% Money Market, 46% Demand, 1% Savings, 6% Time, 38%

PCI Loans at Sep. 30, 2013 14 PCI loans are loans with evidence of credit quality deterioration, for which it is probable that all contractually required payments will not be collected PCI loans include: Covered loans – Loans that are subject to the loss share agreement entered into by the Bank and the FDIC in connection with the FNB Transaction. Only loans acquired in the FNB Transaction are considered covered Non-covered loans – Loans that are not subject to the FDIC loss share agreement. Substantially all of the non-covered loans were acquired as part of the PlainsCapital Merger PCI loans had a total discount of $347.9 million $299.8 million of the discount was related to covered loans Expect FNB acquired loans to be accretive to NIM and yield over 6% ($000) Covered PCI Non-Covered PCI Total PCI Unpaid Principal Balance (UPB) 1,082,315 187,370 1,269,685 (Discount) / Premium (299,755) (48,146) (347,901) Carrying Value 782,560 139,224 921,784 Allowance for Loan Loss - (3,011) (3,011) Carrying Value, Net of Allowance 782,560 136,213 918,773 Carrying Value (Net of Allowance) / UPB 72.3% 72.7% 72.4%

Non-PCI Loans at Sep. 30, 2013 15 ($000) Covered Non-PCI Non-Covered Non-PCI Total Non-PCI Unpaid Principal Balance (UPB) 346,802 3,216,096 3,562,898 (Discount) / Premium (32,772) (45,096) (77,868) Carrying Value 314,030 3,171,000 3,485,030 Allowance for Loan Loss - (30,169) (30,169) Carrying Value, Net of Allowance 314,030 3,140,831 3,454,861 Carrying Value (Net of Allowance) / UPB 90.6% 97.7% 97.0% Non-PCI loans include newly originated loans, acquired loans which are performing, and acquired performing loans which have renewed Non-PCI loans include: Covered loans – Loans that are subject to the loss share agreement entered into by the Bank and the FDIC in connection with the FNB Transaction. Only loans acquired in the FNB Transaction are considered covered Non-covered loans – Loans that are not subject to the FDIC loss share agreement. Substantially all of the non-covered loans were acquired as part of the PlainsCapital Merger Portfolio on balance sheet at 97% unpaid principal balance with a total discount of $77.9 million $45.1 million discount was related to non-covered loans, while covered loans had a $32.8 million discount

PlainsCapital Bank – Loan Portfolio by Classification 16 Covered PCI Loans1 Q3 2013 Total: $782.6 million Covered Non-PCI Loans Q3 2013 Total: $314.0 million Non-Covered PCI Loans1 Q3 2013 Total: $139.2 million Non-Covered Non-PCI Loans Q3 2013 Total: $3,171.0 million Note: Loan classification mix represents consolidated balances at Hilltop and, therefore, eliminate intercompany loans C&I, 42% Real Estate, 34% C&D, 18% Consumer, 7% C&I, 10% Real Estate, 78% C&D, 12% C&I, 49% Real Estate, 40% C&D, 9% Consumer, 1% C&D, 19% C&I, 6% Real Estate, 75%

17 PrimeLending – Q3 2013 Highlights Income before taxes declined from lower origination volume and gain on sale spreads Origination volume of $2.9 billion in Q3 2013 Purchase volume remained flat Refinance volume declined to $0.5 billion Mortgage loans HFS decreased by $366.2 million in Q3 2013 to $1.0 billion Pipeline loans decreased from $943.1 million in Q2 2013 to $720.7 million in Q3 2013 As a result of the decline in origination volume, reduced non-origination employee headcount by approximately 10% during Q3 2013 Q3 2013 compensation expense was not significantly impacted by reductions, as cost savings were offset by severance payments Segment Summary Results ($000) Q2 2013 Q3 2013 Net Interest Income (Expense) (11,889) (8,907) Provision for Loan Losses - - Non-Interest Income 165,257 127,460 Non-Interest Expense 135,134 115,135 Income Before Taxes 18,234 3,418 Mortgage Origination Trends 3.0 3.5 2.9 1.6 2.4 2.3 1.4 1.2 0.5 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 Q1 2013 Q2 2013 Q3 2013 Originations ($ billion) Home purchases Refinancings

18 First Southwest – Q3 2013 Highlights Rising interest rates along with increased volatility in fixed income markets in recent months have resulted in: Reduced sales of fixed income securities to institutional customers Some trading losses on securities held to support those sales Reduction in financial advisory fee income Fair value changes on derivatives and the trading portfolio produced net gains of $3.2 million and $0.2 million during the quarter Segment Summary Results ($000) Q2 2013 Q3 2013 Net Interest Income (Expense) 3,497 2,682 Provision for Loan Losses (11) (3) Non-Interest Income 28,863 25,709 Non-Interest Expense 30,571 28,324 Income Before Taxes 1,800 70

19 National Lloyds Corporation – Q3 2013 Highlights Rate and volume increases in homeowners and mobile home products, as well as lower claims volume and containment of significant losses from the May 2013 storms, drove Q3 pre-tax income of $4.3 million Direct Premiums Written increased 8.8% year-over-year Two of the three Q2 2013 storms have exceeded our $8 million retention, so any additional losses will be assumed by reinsurers Segment Summary Results ($000) Q2 2013 Q3 2013 Net Interest Income (Expense) 860 902 Provision for Loan Losses - - Non-Interest Income 40,778 42,162 Non-Interest Expense 62,367 38,795 Income Before Taxes (20,729) 4,269 3Q13 Direct Premiums Written Combined Ratio Improvement Total: $44.5 million Homeowners, 47% Fire, 32% Mobile Home, 18% Commercial, 2% Other, 0% 80.0% 61.6% 34.2% 32.4% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% 140.0% Q3 2012 Q3 2013 Loss & LAE Ratio Underwriting Expense Ratio 114.2% 94.0%

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